SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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First United Corporation

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FIRST UNITED CORPORATION

19 South Second Street

Oakland, Maryland 21550-0009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 27, 2017

To Shareholders of First United Corporation:

Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the “Corporation”) will be held at The Wisp Resort, 296 Marsh Hill Road, McHenry, Maryland 21541. The meeting is scheduled for:

THURSDAY, MAY 18, 2017, at 10:00 a.m.

The purposes of the meeting are:

1.	To vote on the election of the four (4) nominees named in the attached Proxy Statement and form of Proxy to serve on the Board of Directors until the 2020 annual meeting of shareholders and until their successors are elected and qualified;

2.	To approve, by a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for 2016;

3.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Corporation’s independent registered public accounting firm for 2017; and

4.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed February 27, 2017 as the record date for purposes of determining shareholders who are entitled to notice of and to vote at the Annual Meeting of Shareholders.

Anyone acting as proxy agent for a shareholder must present a Proxy that has been properly executed by the shareholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the judges of election and consistent with the Corporation’s Amended and Restated Bylaws, as amended.

By order of the Board of Directors

/s/ Tonya K. Sturm

TONYA K. STURM

Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

FIRST UNITED CORPORATION

19 South Second Street

Oakland, Maryland 21550-0009

(800) 470-4356

PROXY STATEMENT

This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation by the Board of Directors of First United Corporation (the “Corporation”) of proxies to be voted at the Annual Meeting of Shareholders to be held on May 18, 2017, at 10:00 a.m. at The Wisp Resort, 296 Marsh Hill Road, McHenry, Maryland 21541, and any adjournment or postponements thereof. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited by officers, Directors and regular employees of the Corporation personally or by telephone, electronic mail and/or facsimile. No additional remuneration will be paid to officers, Directors or regular employees who solicit proxies. The Corporation may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The approximate date on which this Proxy Statement and Proxy Card will be sent or given to shareholders is March 27, 2017.

As used in this Proxy Statement, the terms “the Corporation”, “we”, “us”, and “our” refer to First United Corporation and, unless the context clearly requires otherwise, its consolidated subsidiaries.

OUTSTANDING SHARES; VOTING RIGHTS; QUORUM AND REQUIRED VOTE

Shareholders of record as of the close of business on February 27, 2017 (the “Record Date”) of issued and outstanding shares of the Corporation’s common stock, par value $.01 per share (“Common Stock”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 6,269,004 shares of the Common Stock were issued and outstanding. Each share is entitled to one vote on each matter submitted to shareholders.

The presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. Withheld votes (in the case of the election of directors), abstentions and broker non-votes will all be counted for purposes of determining whether a quorum is present.

Directors are elected by the affirmative vote of a majority of all shares of Common Stock voted at the Annual Meeting. Accordingly, the withholding of a vote for a director nominee, as described in Proposal 1, will constitute a vote against that nominee, but a broker non-vote with respect to the election of directors will have no impact on the outcome of that vote. The adoption of the non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers for 2016, as described in Proposal 2, and the ratification of the appointment of the Corporation’s independent registered public accounting firm, as described in Proposal 3, each require the affirmative vote of a majority of all shares of Common Stock voted at the Annual Meeting. Accordingly, an abstention or a broker non-vote with respect to Proposal 2 or Proposal 3 will have no impact on the outcome of those proposals. Except in cases of certain extraordinary matters for which the Corporation’s governing instruments or applicable law require a different proportion, the affirmative vote of a majority of all shares of Common Stock voted at the Annual Meeting is sufficient to approve any motion that comes before the meeting pursuant to Proposal 4, as described in this Proxy Statement. Abstentions and broker non-votes with respect to any motion that comes before the meeting pursuant to Proposal 4 (other than certain extraordinary matters as discussed above) will have no impact on the outcome of the vote on such motion.

All properly executed Proxies received pursuant to this solicitation will be voted as directed by the shareholders in their Proxies. If no direction is given in your Proxy, then, subject to the procedures governing broker non-votes (see “Methods of Voting” below), your shares will be voted FOR each of the nominees named in Proposal 1, FOR adoption of the non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers for 2015 as described in Proposal 2, FOR ratification of the appointment of the Corporation’s independent registered public accounting firm named in Proposal 3, and in the discretion of the proxies as to any other matters that may properly come before the meeting, as described in Proposal 4.

Proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by: (i) the execution of a later dated Proxy; (ii) the execution of a later casted Internet or telephone vote with regard to the same shares; (iii) giving written notice to Tonya K. Sturm, Secretary, First United Corporation, 19 S. Second Street, Oakland, Maryland 21550-0009; or (iv) giving written notice to the Secretary in person at the 2017 Annual Meeting. Any shareholder who attends the 2017 Annual Meeting and revokes his/her proxy may vote in person. However, attendance by a shareholder at the 2017 Annual Meeting alone will not have the effect of revoking that shareholder’s validly executed Proxy.

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Methods of Voting

Shareholders may vote on matters that are properly presented at the 2017 Annual Meeting in four ways:

•	By completing the accompanying Proxy Card and returning it to the Corporation at the address noted on the Proxy Card;
•	By submitting your vote telephonically;
•	By submitting your vote electronically via the Internet; or
•	By attending the 2017 Annual Meeting and casting your vote in person.

The Corporation is offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone, in addition to following the traditional method of completing a paper Proxy Card and returning it by mail. Shareholders may vote by telephone or via the Internet by following the procedures described on the Proxy Card. To vote via telephone or the Internet, please have the Proxy Card in hand, and call the number or go to the website listed on the Proxy Card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

Please note that if you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), your broker, bank or other nominee will not vote your shares of Common Stock (a “broker non-vote”) unless you provide voting instructions to your broker, bank or other nominee. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee when it sends this proxy statement to you. You may not vote shares held in street name by returning a proxy card directly to the Corporation or by voting in person at your annual meeting unless you provide a “legal proxy”, which you must obtain from your bank, broker or nominee.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2017

This Proxy Statement, the accompanying Proxy Card, and the Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K for the year ended December 31, 2016) are available at http://www.edocumentview.com/FUNC. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Corporation to beneficially own more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Corporation’s Directors, Director nominees and named executive officers (as defined below under “REMUNERATION OF EXECUTIVE OFFICERS”); and (iii) all Directors, Director nominees and executive officers of the Corporation as a group. Generally, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights). The percentages shown for 2017 were calculated based on 6,269,004 issued and outstanding shares of Common Stock, plus, for each named person, any shares that such person may acquire within 60 days of the Record Date. Except as otherwise noted, the address of each person named below is the address of the Corporation. So that shareholders can see how beneficial ownership has changed, the table also provides beneficial ownership as of February 26, 2016, which was the record date for the 2016 annual meeting of shareholders, and was taken from the proxy statement for that meeting.

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	2017			2016
	Common Stock Beneficially Owned as of 02-27-2017		Percent of Outstanding Common Stock	Common Stock Beneficially Owned as of 02-26-2016
Directors, Nominees and Named Executive Officers:
John F. Barr	9,221		*	7,254
Brian R. Boal	3,645		*	2,645
M. Kathryn Burkey	33,034	(1)	*	32,034
Robert L. Fisher, II	5,751	(2)
Robert W. Kurtz	11,221	(3)	*	10,221
John W. McCullough	21,293		*	19,327
Elaine L. McDonald	25,782	(4)	*	24,440
Carissa L. Rodeheaver	6,215	(5)	*	6,215
Gary R. Ruddell	11,583	(6)	*	10,583
I. Robert Rudy	47,767	(7)	*	46,767
Keith R. Sanders	6,862		*	1,929
Marisa A. Shockley	4,599		*	3,116
Robert G. Stuck	11,121		*	10,121
H. Andrew Walls	50,763	(8)	*	48,796

Directors, Nominees & Executive Officers as a group (14 persons)	248,857		4.0%	254,773

M3 Partners, L.P.	471,272	(9)	7.5%	412,175
Jeffrey L. Gendell	350,693	(10)	5.6%

Total

Notes:

*	Less than 1.0%.
(1)	Includes 247 shares owned by spouse.
(2)	Includes 364 shares of phantom stock held in a deferred compensation plan account (“Phantom Stock”). Each share of Phantom Stock represents a deemed investment of deferred compensation funds in one share of Common Stock and gives the officer the right to receive one share of Common Stock or the cash value thereof following the officer’s separation from service with the Corporation. The officer may transfer the funds held in the plan account into an alternative deemed investment option at any time.
(3)	Includes 3,027 shares owned jointly with spouse.
(4)	Includes 230 shares held by spouse’s IRA, 5,001 shares held in trust of which Mrs. McDonald is a beneficiary, and 1,000 shares held by grantor trust of which Mrs. McDonald is trustee and beneficiary, which shares are pledged to secure a line of credit.
(5)	Includes 283 shares held jointly with spouse, 17 shares held by spouse for benefit of a minor child, and 790 shares held in a 401(k) plan account.
(6)	Includes 520 shares owned by Ruddell, LLC of which Mr. Ruddell is owner.
(7)	Includes 905 shares owned jointly with spouse, 6,815 shares owned by spouse, 4,229 shares owned by daughters, and 2,000 shares of Phantom Stock in a deferred compensation plan account.
(8)	Includes 14,715 shares owned by Morgantown Printing and Binding, Inc. of which Mr. Walls is owner.
(9)	The information is based on the reporting person’s most recent beneficial ownership reports filed with the SEC, which was a Schedule 13G/A filed on January 29, 2016 by M3 Partners, L.P. (“M3P”), M3 Funds, LLC, M3F, Inc., Jason A. Stock and William C. Waller. All of the reported shares are owned by M3P. M3 Funds, LLC is the general partner of MP3 and M3F, Inc. is MP3’s investment adviser; as a result, each could be deemed to also beneficially own the shares held in the name of MP3. Messrs. Stock and Waller serve as the managers of M3 Funds, LLC and as the managing directors of M3F, Inc.; as a result, each could be deemed to also beneficially own the shares held in the name of MP3. The address of all of the foregoing persons is 10 Exchange Place, Suite 510, Salt Lake City, Utah 84111.
(10)	The information is based on the reporting person’s most recent beneficial ownership reports filed with the SEC, which was a Schedule 13G/A filed on February 10, 2017 by Tontine Financial Partners, L.P., Tontine Management, L.L.C., Tontine Asset Associates, LLC and Mr. Gendell, with an address at 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830.

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ELECTION OF DIRECTORS (Proposal 1)

The number of Directors who shall serve on the Board is set at 12, and Directors are divided into three classes, as nearly equal in number as possible, with respect to the time for which the Directors may hold office. Except for Preferred Stock Directors (as defined below), each Director is elected to hold office for a term of three years, and the terms of one class of Directors expire each year. The terms of Class I Directors expire this year, the terms of Class II Directors expire in 2018, and the terms of Class III Directors expire in 2019. In all cases, Directors serve until their successors are duly elected and qualify.

At this year’s Annual Meeting, shareholders will be asked to vote on the election of John F. Barr, Brian R. Boal, John W. McCullough and Marisa A. Shockley to serve as Class I Directors until the 2020 annual meeting of shareholders and until their successors are duly elected and qualify. Each of the foregoing was elected by shareholders at the 2014 annual meeting of shareholders and is standing for re-election. In the event a nominee declines or is unable to serve as a Director, which is not anticipated, the proxies will vote in their discretion with respect to a substitute nominee named by the Board. Proxies cannot be voted for a greater number of persons than the four (4) nominees named in this Proxy Statement and on the Proxy card.

The holders of shares of the Corporation’s Fixed Rate Series A Preferred Stock, are entitled, if declared by the Corporation’s Board of Directors, to quarterly cash dividends on each February 15th, May 15th, August 15th, and November 15th. Although the Board is not required to declare such dividends, the terms of the Series A Preferred Stock provide that the number of Directors who shall serve on the Board will be automatically increased by two if dividends have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive. Thereafter, holders of the Series A Preferred Stock, together with holders of any outstanding stock having voting rights similar to the Series A Preferred Stock, voting as a single class, will be entitled to fill the vacancies created by the automatic increase by electing up to two additional Directors (the “Preferred Stock Directors”) at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full (at which point the terms of the Preferred Stock Directors will terminate and the number of Directorships will be automatically reduced by two).

Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “QUALIFICATIONS OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS”.

The Board of Directors recommends that shareholders vote FOR each of the Director nominees named above.

Class I Directors

(Terms expire in 2020)

Name	Age
John F. Barr	63
Brian R. Boal	44
John W. McCullough	67
Marisa A. Shockley	52

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CONTINUING DIRECTORS

The following tables identify each Director of the Corporation whose term does not expire in 2017. Information about the principal occupations, business experience and qualifications of these continuing Directors is provided below under the heading “QUALIFICATIONS OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS”.

Class II Directors

(Terms expire in 2018)

Name	Age
Robert W. Kurtz	70
Elaine L. McDonald	68
Gary R. Ruddell	69
Carissa L. Rodeheaver	51

Nominees for Class III Directors

(Terms expire in 2019)

Name	Age
M. Kathryn Burkey	66
I. Robert Rudy	64
Robert G. Stuck	70
H. Andrew Walls, III	56

QUALIFICATIONS OF DIRECTOR NOMINEES AND CURRENT DIRECTORS

In addition to bringing extensive knowledge of the communities served by the Corporation through their involvement with their communities, as business partners and volunteers, the Nominating Committee believes that all Director nominees and continuing Directors possesses a diverse balance of skills, business experience and expertise necessary to provide leadership to the Corporation. The following discussion sets forth the specific experience, qualifications, other attributes and skills of each Director nominee and continuing Director that led the Nominating Committee to determine that such person should serve on the Board of Directors. All current Directors also serve on the board of directors of First United Bank & Trust (the “Bank”), the Corporation’s wholly-owned subsidiary.

John F. Barr possesses board of director experience from his service of five years as a member of the Corporation’s Advisory Council before being elected to the Board in 2014. Mr. Barr has a vast amount of business experience as the President and sole stockholder of Ellsworth Electric, Inc. and Ellsworth Electric of PA, Inc., which provide comprehensive electrical contractor and insulation services for residential, industrial and commercial customers throughout Maryland, Pennsylvania, Virginia, West Virginia and Delaware. He is very active in the Washington County, Maryland community, serving as a member of the Washington County Maryland Board of County Commissioners, member of the Maryland Association of Counties, being the immediate past president; serves on ten county boards as County Commissioner Representative and is a member of the Washington County Economic Development Council.

Brian R. Boal served as an Advisory Council member for the Corporation for 4 years before his election to the Board in 2014. He has a vast amount of accounting and business experience through his education, his certification as a Certified Public Accountant, and his ownership and operation for the past 15 years of Boal and Associates, PC, Certified Public Accountants. Mr. Boal serves as a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He serves as the Treasurer of many local organizations in his community of Garrett County.

M. Kathryn Burkey possesses substantial accounting and business experience gained through her education, her certification as a Certified Public Accountant, and her ownership and operation for the past 28 years of M. Kathryn Burkey, CPA, an accounting firm. She has gained director experience through her service as past Chairman of the Board of Western Maryland Health System, where she also served on its Compensation Committee, Audit Committee, and Finance Committee, and through her service as a Director of the Corporation and the Bank since 2005. She is also the past president of Maryland Association of Certified Public Accountants.

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Robert W. Kurtz has 37 years of banking experience through his service as past President, Chief Risk Officer, and CFO of the Corporation and its affiliates, as well as through his service as a Director of the Corporation and the Bank since 1990.

John W. McCullough, a retired partner of Ernst & Young, LLP, possesses substantial accounting and auditing experience. He is a Certified Public Accountant and obtained his B.S. degree in accounting from the University of Maryland. Mr. McCullough has served as a Director of the Corporation and the Bank since 2004.

Elaine L. McDonald brings valuable knowledge of the local real estate industry to the Board that she gained as a realtor with Long and Foster and Taylor-Made Realtors. She also possesses substantial business experience gained through her ownership and operation for 24 years of Alpine Village, Inc., a successful motel and restaurant. She also has knowledge with fundraising activities for national and community based non-profits. Mrs. McDonald has served as a Director of the Corporation and the Bank since 1995.

Carissa L. Rodeheaver, Class II Director, age 51.  Mrs. Rodeheaver is the Chairman of the Board, President and Chief Executive Officer.  She has served as President since November 2012 and as Chairman and Chief Executive Officer (“CEO”) since January 1, 2016 upon the retirement of William B. Grant from those positions.  Prior to these appointments, Mrs. Rodeheaver served as the Chief Financial Officer (the “CFO”) of the Corporation and the Bank starting in January 2006 until May 2015 and as Secretary and Treasurer of the Corporation and the Bank starting in December 2009.  She and has been employed by the Corporation since 2004 and by the Bank since 1992.  During her tenure at First United and prior to her current appointments, she has served as Trust Officer of the Bank, Assistant Vice President and Officer of the Bank, Vice President and Trust Sales Officer of the Bank, Vice President and Trust Department Sales Manager of the Bank, Vice President and Assistant Chief Financial Officer of the Corporation and the Bank and Executive Vice President and Chief Financial Officer of the Corporation and the Bank.  She has served as a director of the Corporation and the Bank since November 2012.  Mrs. Rodeheaver is a Certified Public Accountant and a member of the Maryland Association of Certified Public Accountants and the American Institute for Certified Public Accountants, and she is a graduate of the Cannon Trust School, the Northwestern University Graduate Trust School, the Executive Development Institute for Community Banks and the Maryland Bankers School. She is currently serving in her second term on the board of directors of the Maryland Bankers Association, where she also serves on the Advisory Council of Professional Women in Banking and Finance.  In addition, she serves on the American Bankers Association BankPAC Committee.  Locally, Mrs. Rodeheaver serves on the Board of the Garrett College Foundation, the Board of the Garrett County Economic Development Corporation and she attends the Oak Grove Church of the Brethren.  She continues her education and professional development by attending various conferences and workshops focused on strategic planning, regulations and management for the banking industry.  In addition to her service with the Corporation and the Bank, Mrs. Rodeheaver owns and operates Rodeheaver Rentals, an unincorporated entity that owns and leases commercial and residential property, and several residential apartments that she leases to tenants.

Gary R. Ruddell obtained a B.A. degree in marketing from the University of Maryland and has also attended a multitude of Maryland Banking sessions. His business experience includes service as the president and chief executive officer of Total Biz Fulfillment, a successful logistical and back-office support services business. Mr. Ruddell is involved in his community and holds director positions with various community organizations. He has served as a Director of the Corporation and the Bank since 2004.

I. Robert Rudy has served as a Director of the Corporation and the Bank since 1992. His education includes a Bachelor of Business Administration degree from Ohio University. His vast business experience has been gained through his ownership and operation of I. R. Rudy’s, Inc., a retail apparel and sporting goods store. His director experience includes Chairman of the Board of Sports Specialists, Ltd, a national retail buying group, and as trustee of The Ohio University Foundation. He holds the office of Secretary of the Foundation and is a member of the Executive Committee. He chairs the Foundation’s Real Estate Committee and the Vice Chair of the Finance Committee. Other boards associated with Ohio University include: Russ Holdings LLC, Russ North Valley Road LLC, Russ Research Center LLC all located in Dayton, Ohio and Housing for Ohio/Courtyard Apartments, Athens, Ohio. Mr. Rudy is President of the Board of The Ohio University Inn and Conference Center located in Athens, Ohio. He also has leadership experience gained from and involvement with various societies, boards and commissions, including the Ohio University College of Business Society of Alumni and Friends from 2003 to 2006, Ohio University College of Business Executive Advisory Board since 2006, Ohio University College of Business Global Competitive Program during 2008 through 2010 in Hungary and 2013 in Greece, Ohio University President’s CEO Roundtable, Maryland Fire Prevention Commission – Commissioner, Certified Level II Instructor for the Maryland Fire and Rescue Institute from 1978 to 1990, and Chairman of Oakland Planning and Zoning Commission. Mr. Rudy is also a retired Chief of the Oakland Volunteer Fire Department with 35 years of service. Although he is retired from the department, he continues to serve the OVFD as an apparatus driver.

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Marisa A. Shockley served as a member of the Corporation’s Advisory Council for two years before she was elected to the Board in 2014. She has significant business experience through her service as the owner of Shockley, Inc. in Frederick, MD, an automobile dealership. She has served as the President of the Maryland School for the Deaf Foundation since 2004 and was the Chairman for the Maryland Auto Dealers’ Association from 2011 to 2013. She was also recognized as a TIME Quality Award regional finalist.

Robert G. Stuck has many years of business experience gained through his ownership and operation of Oakview Motors, Inc., an automobile dealership. He also brings local real estate knowledge to the Board through his service as a real estate agent for Taylor-Made Realtors. Mr. Stuck has served as a Director of the Corporation and the Bank since 1995.

H. Andrew Walls, III has significant business experience gained as the owner and operator of Morgantown Printing & Binding, a large printing company, for 22 years. He is active in the Monongalia County, West Virginia community, one of the Corporation’s market areas. In addition to serving as a Director of the Corporation and the Bank since 2006, Mr. Walls has acquired director experience through his service on the boards of directors of the United Way, the Public Theatre, the Red Cross, and the Salvation Army.

CORPORATE GOVERNANCE MATTERS

Committees of the Board of Directors

The Board of Directors has an Audit Committee, an Asset and Liability Management Committee, an Executive Committee, a Strategic Planning Committee, a Compensation Committee, a Nominating and Governance Committee, and a Directors’ Risk and Compliance Committee. These committees are discussed below.

Audit Committee – The Audit Committee is separately-designated standing committee established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consists of John F. Barr, Brian R. Boal (Chairperson), M. Kathryn Burkey, John W. McCullough, Elaine L. McDonald, and Robert G. Stuck. The committee is responsible for the hiring, setting of compensation and oversight of the Corporation’s independent registered public accounting firm, and it also assists the Board in monitoring the integrity of the financial statements, in monitoring the performance of the Corporation’s internal audit function, and in monitoring the Corporation’s compliance with legal and regulatory requirements. In carrying out its duties, the committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting. The Board has determined that all audit committee members are financially literate and that Mrs. Burkey and Messrs. Boal and McCullough each qualify as an “audit committee financial expert” as that term is defined by the Securities Exchange Commission (the “SEC”) in Item 407 of Regulation S-K. This committee met nine times in 2016. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Corporation’s website at www.mybank.com.

Asset and Liability Management Committee – The Asset and Liability Management Committee consists of John F. Barr, Robert W. Kurtz, John W. McCullough, Carissa L. Rodeheaver, Gary R. Ruddell, I. Robert Rudy, Marisa A. Shockley, and Robert G. Stuck. The committee reviews and recommends changes to the Corporation’s Asset and Liability, Investment, Liquidity, and Capital Plans. This committee met four times in 2016.

Strategic Planning Committee – The Strategic Planning Committee consists of John F. Barr, Brian R. Boal, M. Kathryn Burkey, Robert W. Kurtz, John W. McCullough, Elaine L. McDonald, Carissa L. Rodeheaver, Gary R. Ruddell, I. Robert Rudy, Marisa A. Shockley, Robert G. Stuck and H. Andrew Walls, III. The committee focuses on long-term planning to insure that management’s decisions take into account the future operating environment, the development of corporate statements of policy, and review of management’s internal and external information and communications systems. This committee met two times in 2016.

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Compensation Committee – The Compensation Committee, which met seven times in 2016, consists of  M. Kathryn Burkey (Chairman), Robert W. Kurtz,  John W. McCullough, Elaine L. McDonald, Marisa A. Shockley, Robert G. Stuck and H. Andrew Walls, III.  The committee is responsible for developing a compensation policy for the executive officers and for recommending to the Board a compensation policy for the Directors of the Corporation and its subsidiaries, overseeing the Corporation’s various compensation plans, and managing changes for executive compensation and recommending changes for Director compensation.  The committee determines executive compensation pursuant to the principles discussed below under the heading “REMUNERATION OF EXECUTIVE OFFICERS”.  The Board reviews and, where appropriate, approves or ratifies committee recommendations.  The Compensation Committee has adopted a written charter, a copy of which is available on the Corporation’s website at www.mybank.com.

Nominating and Governance Committee – The Nominating Committee consists of Brian R. Boal, John W. McCullough, Elaine L. McDonald, Marisa A. Shockley, Robert G. Stuck and H. Andrew Walls, III. The committee is responsible for developing qualification criteria for Directors, reviewing Director candidates recommended by shareholders (see “Director Recommendations and Nominations” below), actively seeking, interviewing and screening individuals qualified to become Directors, recommending to the Board those candidates who should be nominated to serve as Directors, and developing and recommending to the Board the Corporate Governance Guidelines applicable to the Corporation and its subsidiaries. This Committee met two times in 2016. The Nominating Committee has a written charter, a copy of which is available on the Corporation’s website at www.mybank.com.

Directors’ Risk and Compliance Committee.  The Directors Risk and Compliance Committee consists of John F. Barr, Brian R. Boal, M. Kathryn Burkey, Robert W. Kurtz, John W. McCullough, Carissa L. Rodeheaver, Gary R. Ruddell, I. Robert Rudy, H. Andrew Walls, III and is responsible for reviewing the Bank’s overall risk profile including classified credits and management’s plans for those credits, reviewing and updating the Board regarding mandates imposed on the Corporation and the Bank by their regulators, and overseeing compliance with these mandates by the Corporation and the Bank.  The Committee is also responsible for reviewing outstanding audit issues as identified by various internal or external parties, approving operational risk programs such as the Bank Protection Act Program, the Business Continuity Planning Program, Cybersecurity Program, the Information Security Program, Privacy Program, Identification Theft/Red Flag Program and Bank Secrecy Act Program.  The Committee is responsible for the annual review of any significant vendor relationships, litigation or consumer complaints as well as the adequacy and effectiveness of the Compliance Program, and the Corporation’s insurance programs and policies in place.  This Committee met six times during 2016.

Director Independence

Pursuant to Rule 5605(b)(1) of The NASDAQ Stock Market Rules (the “NASDAQ Rules”), a majority of the Corporation’s Directors must be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2). The Corporation’s Board of Directors has determined that each of John F. Barr, Brian R. Boal, M. Kathryn Burkey, Robert W. Kurtz, John W. McCullough, Elaine L. McDonald, Gary R. Ruddell, Marisa A. Shockley, Robert G. Stuck and H. Andrew Walls, III is an “independent director”, and these independent Directors constitute a majority of the Corporation’s Board of Directors. Each of the members of the Compensation Committee and of the Nominating Committee is an “independent director”. Each member of the Audit Committee satisfies the independence requirements of NASDAQ Rule 5605(c)(2)(A). In making these independence determinations, the Board, in addition to the transactions described below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”, considered the Bank’s purchase of goods from a retailer affiliated with Mrs. Burkey, and the fact that Mr. Kurtz previously served as an executive officer of the Corporation and the Bank.

Board Leadership and Role in Risk Oversight

The Corporation is a one-bank holding company and the parent of the Bank, a $1.3 billion community bank serving four counties in Maryland and three counties in West Virginia. Since its inception in 1984, the Corporation has had four CEOs, and each of these CEOs also served as Chairman of the Board. The Corporation’s predecessor, First United Bank of Oakland, also employed this form of governance for a number of years.

In 2010, to help strengthen the Board’s oversight of corporate governance issues, the Board determined to appoint a Lead Director who is responsible for facilitating the resolution of issues relating to the performance of the Chairman and CEO and other members of management, or any other issue that a Director, an officer or an employee believes should be addressed by someone other than the Chairman and CEO. Because the Nominating Committee is charged with overseeing corporate governance matters, the Board believes that it would be most appropriate to appoint the Chairman of the Nominating Committee as the lead Director. John McCullough is the current Chairman of the Nominating Committee and, thus, the Lead Director.

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The Corporation has a well-developed and well-seasoned Board of Directors, comprised of the Chairman/CEO and 11 additional Directors, 10 of whom are “independent directors” as defined by the NASDAQ Rules.

The Board believes that the Corporation has been well-served by this form of leadership. By having one person serve as both Chairman and CEO, the Board believes that the Corporation demonstrates to shareholders, customers, employees, vendors, regulators, and other stakeholders that we are under strong leadership, with a single individual setting the tone and having primary responsibility for managing and leading the Corporation. The Board believes this structure reduces the potential for confusion or duplication of efforts and assures clarity of leadership.

The Board believes that such a structure is viable when reinforced with a strong, competent and independent Board of Directors and the leadership and oversight of a Lead Director, as is the case with the Corporation. As noted above, 10 of the 12 Directors are independent. The Board believes that this high percentage of independence, coupled with the fact that only one Director – Mrs. Rodeheaver (the President and CEO) – is employed by the Corporation, assures an objective and shareholder-based view of the Corporation’s operations.

Of these independent directors, four members qualify as “audit committee financial experts” as defined by rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. While the credentials of the entire Board are noted elsewhere, it is worth illustrating the credentials of these five members that make them eligible for this distinction:

1.	Brian R. Boal – Mr. Boal has a vast amount of accounting and business experience through his education, his certification as a Certified Public Accountant, and his ownership and operation for the past 15 years of Boal and Associates, PC, Certified Public Accountants. Mr. Boal serves as a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.

2.	M. Kathryn Burkey – Mrs. Burkey is a practicing Certified Public Accountant, with significant experience in audit. She has also served as chair of the board of Western Maryland Health System, and is the past president of the Maryland Associates of CPAs.

3.	Robert W. Kurtz – Mr. Kurtz retired from the Corporation and the Bank in December 2009, after nearly four decades of service. For several years prior to his retirement, Mr. Kurtz served as President & Chief Risk Officer of the Corporation and the Bank.

4.	John W. McCullough – Mr. McCullough is a retired partner of the accounting firm Ernst & Young, LLP. During a significant portion of his career, Mr. McCullough was heavily engaged in the audit of financial institutions. Mr. McCullough serves as the Chair of the Corporation’s Audit Committee.

In an effort to hone their skills, and to assure their continued independence, members of the Board of Directors undertake regular training. A number of methods are employed to provide in-depth training. On frequent occasions, internal training is provided to familiarize the Board with regulatory requirements imposed on financial institutions by applicable laws such as the Bank Secrecy Act and the Community Reinvestment Act. Periodically, Directors attend seminars related to banking issues, which offer them the additional benefit of meeting with directors of other financial institutions. All Directors have direct access to the American Bankers Association which enables them to keep abreast of issues pertinent to the banking industry and to research banking materials. The FDIC also has available a specific board education program which is periodically used for director training.

The strength of the Board, and a valuable counter balance to management, is found in the risk management practices employed by the Board, directly and through its various specialized committees and the Lead Director. The Board, as part of its oversight and governance functions, regularly reviews risks and appropriate modeling of Asset Liability Management, loan concentrations, liquidity, management succession and capital planning. Consistent with this, the Corporation was one of the early institutions in its market area to name a Chief Risk Officer, having done so in 2006. Further, in 2009, the Board created a special committee focused on the Corporation’s risk elements. This committee is responsible for reviewing the Bank’s overall risk profile including classified credits and management’s plans for those credits, reviewing and updating the Board regarding regulatory compliance matters for both the Corporation and the Bank.  The committee is also responsible for reviewing outstanding audit issues as identified by various internal or external parties, approving operational risk programs such as the Bank Protection Act Program, the Business Continuity Planning Program, Cybersecurity Program, the Information Security Program, Privacy Program, Identification Theft/Red Flag Program and Bank Secrecy Act Program.  The committee is responsible for the annual review of any significant vendor relationships, litigation or consumer complaints as well as the adequacy and effectiveness of the Compliance Program, and the Corporation’s insurance programs and policies in place.

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To assist the Board with tracking and reviewing Board and Committee activities, all Directors have 24/7 access to all policies and reports, the minutes of every meeting of the Board and its committees over the last five years, and numerous other reports and models prepared by or for the Corporation.

To maintain a level of independence from management, the Board conducts regular executive sessions. These sessions are led by the independent Chair of the Corporation’s Nominating Committee, John McCullough, who also serves as the Lead Director.

The governance of the Corporation through a combination of the Chairman and CEO is appropriate also in light of the strength and experience of the Chairman/CEO. Since its beginning, the Corporation has had very experienced individuals in this combined role. Courtney R. Tusing, the first to have the role, came to the Corporation with over 20 years of banking experience, the majority of which were with the Corporation. During his tenure, he also served as President of the Maryland Bankers Association. Richard G. Stanton held the position from 1987 to 1996. He had nearly three decades of experience prior to the position, and had served as Director for a number of years. During his tenure, he served on the Government Relations Committee of the American Bankers Association, which enabled him to help formulate banking policy. William B. Grant held the position from 1996 through December 31, 2015. Mr. Grant had over 30 years of banking experience and was past Chairman of the Maryland Bankers Association and was on the Board of Directors of the Baltimore Branch of the Federal Reserve Bank of Richmond as well as the America’s Community Bankers Council of the American Bankers Association. Effective January 1, 2016, upon Mr. Grant’s retirement, Carissa L. Rodeheaver became the Chairman and CEO. Mrs. Rodeheaver has 25 years of banking experience, is a Certifified Public Accountant and is also a director of the Maryland Bankers Association.

In conclusion, the Board believes that a single leader, serving as Chairman and CEO, together with an overwhelmingly independent Board and a Lead Director, is the most appropriate leadership structure for the Corporation. The Board may, from time to time, review this structure under the guidance of the Nominating Committee, reporting up to the Board of Directors. The position is supported by academic research on board governance, which endorses such a structure so long as there exists an independent and well-seasoned board, which exists at the Corporation.1

Attendance at Board Meetings

The Board of Directors held 16 meetings in 2016. Each Director who served as such during 2016 attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served), except director Barr who attended 64% of the meetings during 2016 due to his prior commitment to the MACO.

Director Recommendations and Nominations

The Nominating Committee will from time to time review and consider candidates recommended by shareholders. Shareholder recommendations should be labeled “Recommendation of Director Candidate” and be submitted in writing to: Tonya K. Sturm, Secretary First United Corporation, 19 S. Second Street, Oakland, Maryland 21550; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of the Corporation’s capital stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, (v) the number of shares of the Corporation’s capital stock beneficially owned by the candidate; and (iv) the candidate’s written consent to be considered as a candidate. Such recommendation must be received by the Corporate Secretary no less than 150 days nor more than 180 days before the date of the Annual Meeting of Shareholders for which the candidate is being recommended. For purposes of this requirement, the date of the meeting shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year.

            1 See The Harvard Law School Forum on Corporate Governance and Financial Regulation “Drafting Disclosure Relating to Board Leadership and Risk Oversight”, Posting by Jeffrey Stein, King & Spaulding,  January 3, 2010.

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Candidates may come to the attention of the Nominating Committee from current Directors, executive officers, shareholders, or other persons. The Nominating Committee does not have a formal policy under which it considers the diversity of candidates for directorship when making nomination recommendations. The Nominating Committee periodically reviews its list of candidates available to fill Board vacancies and researches the talent, skills, expertise, and general background of these candidates. In evaluating candidates for nomination, the Nominating Committee uses a variety of methods and regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, the need for particular expertise on the Board, and whether the Corporation’s market areas are adequately represented by Board members. In nominating director candidates, the Nominating Committee generally seeks to choose individuals that have skills, education, experience and other attributes that will complement and/or broaden the strengths of the existing directors.

In 2003, the Corporation created an “Advisory Council” consisting of local business owners in each of the geographic regions that we serve. In 2014, the Advisory Council was restructured into five separate Advisory Groups representing each of our market areas. The Advisory Groups consist of business owners and key individuals within each local market area. The purpose of these Advisory Groups is to foster open discussions that will enable us to enhance our understanding of the difference in each of these markets and the financial needs of the customer base. The meetings are led by local Market Presidents and are also attended by members of the management team. These meetings include topics of discussion such as local market analysis, changes in the market, new products and services, customer engagement and customer experiences. These meetings also provide a sounding board for our marketing and advertising plans and provide great opportunities to network with local businesses. From time to time, promising Director candidates come to the attention of the Nominating Committee through their service on these Advisory Groups, although such service is not a requirement of being considered for nomination.

Whether recommended by a shareholder or another third party, or recommended independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complementary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a Corporation shareholder or otherwise, will not be considered for nomination unless he or she maintains strong professional and personal ethics and values, has relevant management experience, and is committed to enhancing financial performance. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise or independence from the Corporation.

It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Nominating Committee or nominated by the Board of Directors. A shareholder who is entitled to vote for the election of Directors and who desires to nominate a candidate for election to be voted on at a Meeting of Shareholders may do so only in accordance with Section 4 of Article II of the Corporation’s Amended and Restated Bylaws, which provides that a shareholder may nominate a Director candidate by written notice to the Chairman of the Board or the President not less than 150 days nor more than 180 days prior to the date of the meeting of shareholders called for the election of Directors which, for purposes of this requirement, shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year. Such notice shall contain the following information to the extent known by the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of the Corporation owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the Corporation owned by the notifying shareholder; (vi) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for Director; and (vii) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with the Board of Directors, including the non-employee Directors, by sending a letter to First United Corporation Board of Directors, c/o Tonya K. Sturm, Secretary, First United Corporation, 19 S. Second Street, Oakland, Maryland, 21550. The Secretary will deliver all shareholder communications directly to the Board of Directors for consideration.

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The Corporation believes that the Annual Meeting of Shareholders is an opportunity for shareholders to communicate directly with Directors and, accordingly, expects that all Directors will attend each Annual Meeting of Shareholders. If you would like an opportunity to discuss issues directly with our Directors, please consider attending this year’s Annual Meeting of Shareholders. The 2016 Annual Meeting of Shareholders was attended by 11 persons who served on the Board of Directors as of the date of that meeting.

Family Relationships Among Directors, Nominees and Executive Officers

Director Brian R. Boal is the nephew of director Robert W. Kurtz.

DIRECTOR COMPENSATION

The following table provides information about compensation paid to or earned by the Corporation’s Directors during 2016 who are not also named executive officers. The amounts set forth below include the compensation paid by both the Corporation and the Bank for service on their respective boards of directors.

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	All other compensation ($)(2)	Total ($)
John F. Barr	13,801	20,339		34,140
Brian R. Boal	31,500	10,340		41,840
M. Kathryn Burkey	34,400	10,340	-	44,740
Robert W. Kurtz	31,300	10,340	-	41,640
John W. McCullough	24,901	20,339	-	45,240
Elaine L. McDonald	30,200	10,340	-	40,540
Gary R. Ruddell	28,800	10,340	-	39,140
I. Robert Rudy	29,600	10,340	-	41,702
Marisa A. Shockley	20,706	15,334	-	36,040
Robert G. Stuck	30,000	10,340	-	40,340
H. Andrew Walls, III	21,701	20,339	-	42,040

Notes:

(1)	Amounts in this column represent the grant date fair value of fully-vested shares of Common Stock granted in 2016 computed in accordance with Financial Standards Accounting Board Accounting Standards Codification Topic 718.
(2)	Certain directors are required to travel significantly greater distances than others to attend Board and committee meetings. The amounts shown include a travel allowance paid to these Directors, as well as reimbursement for travel expenses related to Director education activities.

The Compensation Committee of the Board of Directors is responsible for evaluating and recommending Director compensation to the Board for approval. In evaluating Director compensation, the Compensation Committee considers the legal responsibilities that Directors owe to the Corporation and its shareholders in connection with their service on the Board and/or a committee of the Board, and the risks to the Directors associated with their service, and reviews the fees and benefits paid to directors of similar institutions in and around the Corporation’s market areas. The Compensation Committee’s current Director compensation arrangement contemplates a mix of cash and equity awards, as discussed below.

For most of 2016, each Director who was not an employee of the Corporation or the Bank (a “Non-Employee Director”) received a cash retainer of $10,000, a grant under the First United Corporation 2006 Omnibus Equity Compensation Plan (the “Omnibus Plan”) of 1,000 fully-vested shares of Common Stock, having a grant date fair value of $10,340, and a combined cash fee of $800 for each meeting of the Corporation’s and/or Bank’s Board of Directors that he or she attended. Directors who served on the Audit Committee, Compensation Committee and/or Nominating Committee of the Corporation’s Board also received a cash fee of $400 for each committee meeting that they attended, and Directors who served on the Asset and Liability Management Committee and the Director’s Risk and Compliance Committee of the Corporation’s Board also received a cash fee of $300 for each committee meeting that they attended. Effective in September 2016, the Board approved a change to the per-meeting fee, to $200, for short/call-in or regulatory related meetings of less than two hours. The Chairperson of each of the Audit Committee (Mr. Boal), Compensation Committee (Mrs. Burkey) and Nominating & Governance Committee (Mr. McCullough) received an additional annual cash retainer of $2,500. All Directors of the Corporation also served on the board of directors of the Bank and received cash in the amount of $300 for attending each meeting of a committee of the Bank board on which they served.

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Non-Employee Directors may elect to receive some or all of their cash retainers in shares of common stock. Shares paid in lieu of cash retainers are issued under the Omnibus Plan and the number of shares paid is determined by dividing the portion of the cash retainer to be paid in stock by the mean between the high and low sales price of a share of Common Stock on the trading day immediately preceding the payment date, as reported on The NASDAQ Stock Market. In 2016, each of Messrs. Barr, McCullough and Walls elected to receive 967 shares of Common Stock, having an aggregate grant date fair value of $9,999, in lieu of that amount of their annual cash retainers, and Mrs. Shockley elected to receive 483 shares of Common Stock, having an aggregate grant date fair value of $4,994, in lieu of that amount of her cash retainer.

All Directors are permitted to participate in the Corporation’s Amended and Restated Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”). The material terms of the Deferred Compensation Plan are discussed below under the heading, “REMUNERATION OF EXECUTIVE OFFICERS”.

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Corporation’s audited consolidated financial statements for the year ended December 31, 2016 with the Corporation’s management; (ii) discussed with Baker Tilly Virchow Krause, LLP (“Baker Tilly”), the Corporation’s independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and the letter from Baker Tilly required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly’s communications with the Audit Committee concerning its independence, and discussed with Baker Tilly its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2016 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

By:	AUDIT COMMITTEE

John F. Barr
Brian R. Boal
M. Kathryn Burkey
John W. McCullough
Elaine L. McDonald
Robert G. Stuck

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EXECUTIVE OFFICERS

Information about the Corporation’s executive officers is set forth below. All officers are elected annually by the Corporation’s Board of Directors and hold office at its pleasure.

Carissa L. Rodeheaver, age 51, serves as the Chairman of the Board, President and CEO of both the Corporation and the Bank. She has served as President since November 2012 and as Chairman and CEO since January 1, 2016 upon the retirement of William B. Grant from those positions. Prior to these appointments, Mrs. Rodeheaver served as the CFO of the Corporation and the Bank starting in January 2006 and as Secretary and Treasurer of the Corporation and the Bank starting in December 2009. Between March 19, 2008 and her appointment as President, Mrs. Rodeheaver served as Executive Vice President of the Bank. Prior to these times, Mrs. Rodeheaver served as Trust Officer of the Bank from 1992 to 2000, as Vice President and Trust Department Sales Manager of the Bank from 2000 to 2004, and as Vice President and Assistant CFO of the Corporation from 2004 to December 31, 2005. She is a Certified Public Accountant.

Tonya K. Sturm, age 49, serves as Senior Vice President and CFO of both the Corporation and the Bank. She has served as CFO since May 2015 and as Senior Vice President since June 2016. In May 2016, she was appointed Secretary and Treasurer of the Corporation and the Bank. Prior to the appointment of Senior Vice President, she served as Vice President since September 2008. Prior to her appointment as CFO and Vice President, Mrs. Sturm served as Controller of the Corporation and the Bank starting in September 2008, as a Staff Auditor of the Bank from July 1996 to June 1998, as a Credit Analyst of the Bank from June 1998 to March 1999, as Staff Accountant of the Bank from April 1999 to May 2002, as a Senior Staff Accountant of the Bank June 2002 to December 2003, as the Finance Manager of the Bank from January 2004 to May 2006, and as Vice President and Director of Finance of the Bank from June 2006 to August 2008.

Information about the Bank’s executive officers, other than Mrs. Rodeheaver and Mrs. Sturm, is set forth below. All officers are elected annually by the Bank’s Board of Directors and hold office at its pleasure.

Robin M. Murray, age 58, serves as Senior Vice President and Director of Retail Banking.  Mrs. Murray was appointed to this position in 2006. From 2003 until 2006, she served as the Bank’s Senior Vice President of Marketing and Retail Sales and as Vice President of Marketing and Retail Services Manager from 1998 to 2003.

Robert L. Fisher, II, age 48, serves as Senior Vice President and Chief Lending Officer. Mr. Fisher has been employed by the corporation since September 2013. Mr. Fisher has over 20 years of experience in the banking industry with the majority of his experience based in commercial banking. Most recently, Mr. Fisher held the position of Regional President at a bank in the Mid-Atlantic region.

Jason B. Rush, age 46, serves as a Senior Vice President and Chief Operating Officer. Mr. Rush was appointed Senior Vice President and Chief Operating Officer in January 2017. Prior to this appointment, he served as Senior Vice President and Chief Risk Officer and Director of Operations and Support.  Mr. Rush has been employed by the First United organization since October 1993.  Prior to his current position, Mr. Rush served as Vice President, Director of Operations & Support since March 2006, and before that as Vice President and Regional Manager/Community Office Manager from January 2005 to February 2006; Vice President and Community Office Manager/Manager of Cash Management from May 2004 to December 2004; Assistant Vice President and Community Office Manager from April 2001 to April 2004; Community Office Manager from August 1998 to April 2001; Customer Service Officer from March 1997 to July 1998; Assistant Compliance Officer from July 1995 to February 1997; and Management Trainee from October 1993 to July 1995.  Mr. Rush also serves as the Treasurer of Rush Services, Inc., a family-owned business in which he has a fifty percent ownership interest.  He also participates with his brother in farming and land investment.

Keith R. Sanders, age 47, serves as Senior Vice President and Senior Trust Officer. Mr. Sanders has been employed by the Corporation since August 2002. He served as Senior Trust Sales Officer from August 2002 until December 2005, and as Senior Trust/Investment Sales Manager from January 2006 until October 2011. He was named First Vice President and Senior Trust Officer on November 1, 2011 and Senior Vice President and Senior Trust Officer on May 22, 2013.

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Beverly A. Sines, age 59, serves as Senior Vice President and Chief Credit Officer. Mrs. Sines has been employed by the Corporation since March 1976. Prior to her recent positions, Mrs. Sines served as Vice President and Credit Administrator, Special Assets Manager, Community Office Manager, and Loan Officer. She was named the Chief Credit Officer in 2007 and promoted to Senior Vice President and Chief Credit Officer in May 2014.

REMUNERATION OF EXECUTIVE OFFICERS

All of the Corporation’s executive officers are also executive officers of the Bank. Both the Corporation and the Bank maintain various compensation plans and arrangements for their respective executive officers, but, where appropriate, most of these plans and arrangements are structured to apply to executive officers of the consolidated group.

The following table sets forth, for each of the last two calendar years (which were also the Corporation’s last two fiscal years), the total remuneration awarded to, earned by, or paid to (i) each person who served as the Corporation’s principal executive officer at any time during 2016, (ii) the Corporation’s two most highly compensated executive officers other than the principal executive officer who were serving as such as of December 31, 2016 and whose total compensation (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000 during 2016, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) had they been serving as executive officers of the Corporation as of December 31, 2016 (the principal executive officer and such other persons are referred to as the “named executive officers”). For this purpose, the term “executive officer” includes any executive officers of the Bank who performs a policy making function for the Corporation. The Corporation has determined that the named executive officers for purposes of this Proxy Statement include Carissa L. Rodeheaver, Robert L. Fisher, II, and Keith R. Sanders. In calendar years 2016 and 2015, executive compensation included annual base salary and income related to certain employee benefit plans, and the table that follows reflects compensation paid by both the Corporation and the Bank.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
Carissa L. Rodeheaver, Chairman,	2016	328,663	-	10,871	339,534
President and CEO (1)	2015	250,000	-	9,348	259,348

Robert L. Fisher II, Senior Vice	2016	249,765	-	46,586	296,351
President, Chief Lending Officer	2015	245,842	-	45,483	291,325
First United Bank & Trust

Keith R. Sanders, Senior Vice	2016	182,884	-	34,943	217,827
President, Senior Trust Officer	2015	180,000	-	35,300	215,300
First United Bank & Trust

Notes:

(1)	Mrs. Rodeheaver also serves as a director of the Corporation and of the Bank but does not receive any separate remuneration for such service.
(2)	Amounts include premiums related to bank-owned life insurance policies (see “Split Dollar Life Insurance Arrangements” below), group term life insurance and long term disability insurance available to all employees, matching contributions under the 401(k) Profit Sharing Plan, and, for Messrs. Fisher and Sanders, employer credits to deferred compensation plan accounts maintained pursuant to their SERP Alternative Participation Agreements (see “Deferred Compensation Plans” below). The aggregate dollar value of premiums related to the bank-owned life insurance policies, the group life insurance program and long term disability insurance was as follows: Mrs. Rodeheaver, $1,596 for 2016 and $578 for 2015; Mr. Fisher, $825 for 2016 and $328 for 2015; and Mr. Sanders, $1,162 for 2016 and $518 for 2015. Matching contributions made by the Corporation for the named executive officers under the 401(k) Profit Sharing Plan were as follows: Mrs. Rodeheaver, $9,275 for 2016 and $8,770 for 2015; Mr. Fisher, $8,753 for 2016 and $8,615 for 2015; and Mr. Sanders, $6,424 for 2016 and $7,782 for 2015. Employer credits under SERP Alternative Participation Agreements were as follows: Mr. Fisher, $37,088 for 2016 and $36,540 for 2015; and Mr. Sanders, $27,358 for 2016 and $27,000 for 2015. In general, these employer credits are not earned, and cannot be paid, unless the officer remains employed with the Corporation and/or the Bank for two years following the date on which such credit is granted. Although the amounts of the employer credits made on behalf of Messrs. Fisher and Sanders are included in the Summary Compensation Table, none of those credits have yet vested.

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Overview of Compensation Philosophy and Objectives

The Compensation Committee of the Corporation’s Board of Directors is responsible for overseeing and administering the Corporation’s employee benefit plans and policies, and for annually reviewing and approving all compensation decisions relating to the executive officers, including the named executive officers. The Compensation Committee of the Bank’s Board of Directors has identical responsibilities with respect to executive officers of the Bank. Both Compensation Committees are made of the same directors. The Compensation Committee submits its decisions regarding compensation to the independent Directors of the Board. The Compensation Committee has the authority and resources to obtain, independent of management, advice and assistance from internal and external legal, human resource, accounting or other experts, advisors, or consultants as it deems desirable or appropriate.

The Compensation Committee is composed of at least three Directors who are determined to be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2). The members of the Compensation Committee are appointed each year by the Board of Directors, after considering the recommendations and views of the Chairman of the Board. Seven members of the Corporation’s Board of Directors serve on the Compensation Committee, each of whom is an “independent director”. The Chair of the Compensation Committee reports to the Corporation’s Board regarding all committee actions.

The Compensation Committee recognizes the importance of balancing the need to attract and retain qualified executive officers with the need to maintain sound principles for the development and administration of compensation and benefit programs. The Compensation Committee has taken steps to enhance the Compensation Committee’s ability to effectively carry out its responsibilities as well as ensure that the Corporation maintains strong links between executive pay and performance. Examples of procedures and actions that the Compensation Committee utilized in 2016 include:

•	Incorporating executive sessions (without management present) into all Compensation Committee meetings;

•	Using an independent compensation consultant to advise on executive compensation issues;

•	Reviewing elements and amounts of executive compensation paid by competitors, including peer group performance and the impact of such performance on executive compensation;

•	When it deems appropriate, realigning the Corporation’s compensation structure in light of its peer group reviews;

•	Reviewing and approving annual performance reviews for all executive officers; and

•	Conducting annual reviews of all compensation and incentive plans for appropriate corporate strategic alignment and avoidance of excessive or unnecessary risk-taking by executive officers.

The Compensation Committee believes that the compensation paid to executive officers should be closely tied to the Corporation’s performance on both a short-term basis and a long-term basis. Overall, the Compensation Committee believes that a performance-based compensation program can assist the Corporation in attracting, motivating and retaining the quality executives critical to long-term success. Accordingly, when and to the extent permitted by law, the Compensation Committee generally seeks to structure executive compensation programs so that they are focused on enhancing overall financial performance. Prior to the Corporation’s 2009 participation in the United States Department of the Treasury’s Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”), this objective was accomplished through the grant of cash award opportunities under the Corporation’s short-term incentive plan, known as the Executive Pay for Performance Plan (the “EPP Plan”), and the grant of equity award opportunities under the Corporation’s Long-Term Incentive Compensation Plan (the “LTIP”), which is a sub-plan of the Omnibus Plan. The regulations adopted under the TARP CPP prohibited the payment or accrual of most forms of incentive compensation, so the Corporation and the Bank suspended the EPP and LTIP. To date, based on extensive review and discussion, the Compensation Committee has not recommenced the granting of incentive awards.

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In setting the CEO’s compensation, the Compensation Committee meets with the CEO to discuss her performance and compensation package. Decisions regarding her package are based upon the Compensation Committee’s independent deliberations and input from the Committee’s compensation consultant, if one is engaged for that purpose. In setting compensation for other executive officers, the Compensation Committee considers the CEO’s recommendations, as well as any requested input and data from the CFO, Human Resources Department and outside consultants and advisors. The Compensation Committee occasionally requests one or more members of senior management to be present at Compensation Committee meetings where executive compensation and corporate or individual performance are discussed and evaluated. Only Compensation Committee members are allowed to vote on decisions regarding executive compensation, and only during its executive sessions.

In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise each executive’s total compensation package. The Compensation Committee also examines all incentive compensation plans at least annually to insure that such plans do not encourage employees to take unnecessary or excessive risks that threaten the Corporation’s value.

For 2016, executive compensation consisted primarily of base salary, which is targeted to recognize each executive officer’s performance and contributions to success in light of salary standards in the marketplace.

Employment Arrangements

All of the named executive officers are employed on an at-will basis and are not parties to any written employment agreement with the Corporation or the Bank.

In addition to base salaries paid in 2016, the named executive officers’ employment arrangements make them eligible to receive benefits under and/or participate in the 401(k) Profit Sharing Plan, the Pension Plan, the Split Dollar Life Insurance arrangements, the Deferred Compensation Plan, and, except for Messrs. Fisher and Sanders, the SERP. Messrs. Fisher and Sanders participate in the SERP Alternative Plan described below. The material terms of these plans and arrangements and the compensation and benefits available thereunder are discussed below. In addition, all executive officers are entitled to employee benefits that the Corporation makes available to all eligible employees generally, including health, dental and vision insurance, long-term disability insurance, and group term life insurance. Mrs. Rodeheaver and Mr. Fisher are also provided with the use of employer-owned automobiles.

In 2007, the Corporation adopted a plan that provides for cash payments and employee benefits continuation to executive officers if they experience a separation from service in connection with a change in control of the Corporation, known as the Change in Control Severance Plan (the “Severance Plan”), and it has entered into change in control severance agreements under the Severance Plan (each, a “Severance Agreement”) with certain executive officers, including Mrs. Rodeheaver and Messrs. Fisher and Sanders.

The Compensation Committee has set the following base salaries for 2017, which are subject to review and adjustment by the Compensation Committee: Mrs. Rodeheaver, $357,000; Mr. Fisher, $249,700 and Mr. Sanders, $185,000.

401(k) Profit Sharing Plan

In furtherance of the Corporation’s belief that every employee should have the ability to accrue retirement benefits, the Corporation adopted the 401(k) Profit Sharing Plan, which is available to all employees, including executive officers. Employees are automatically entered in the plan on the first of the month following completion of 30 days of service to the Corporation and its subsidiaries. Employees have the opportunity to opt out of participation or change their deferral amounts under the plan at any time. In addition to contributions by participants, the plan contemplates employer matching and the potential of discretionary contributions to the accounts of participants. The Corporation believes that matching contributions encourage employees to participate and thereby plan for their post-retirement financial future. Beginning with the 2008 plan year, the Corporation enhanced the match formula to 100% on the first 1% of salary reduction and 50% on the next 5% of salary reduction. This match is accrued for all Participants, including executive officers, immediately upon entering the plan on the first day of the month following the completion of 30 days of employment. Additionally, the Corporation accrued a non-elective employer contribution during 2016 for all employees (other than employees who participate in the SERP or the SERP Alternative Plans and those employees meeting the age plus service requirement in the Pension Plan), equal to 4% of each employee’s salary and .5% of each employee’s salary hired before January 1, 2010, which will be paid in the first quarter of 2017.

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Pension Plan

Prior to 2010, all employees were eligible to participate in the Pension Plan, which is a qualified defined benefit plan, upon completion of one year of service and the attainment of the age of 21. Retirement benefits are determined using an actuarial formula that takes into account years of service and average compensation. Normal retirement age for the defined benefit pension plan is 65 years of age with the availability of early retirement at age 55. Pension benefits are fully vested after five years of service. A year of service is defined as working at least 1,000 hours in a plan year. Effective April 30, 2010, the plan was amended, resulting in a “soft freeze”, the effect of which prohibits new entrants into the plan and ceases crediting of additional years of service after that date. Effective January 1, 2013, the plan was amended to unfreeze the plan for those employees for whom the sum of (i) their ages, at their closest birthday, plus (ii) years of service for vesting purposes equal 80 or greater. The “soft freeze” continues to apply to all other plan participants.

Supplemental Executive Retirement Plan (SERP)

The Bank adopted and designed the SERP so that executives could reach a targeted retirement income. The SERP is available only to a select group of management or highly compensated employees, including Mrs. Rodeheaver. Messrs. Fisher and Sanders do not participate in the SERP. The SERP was created to overcome qualified plan regulatory limits or the “reverse discrimination” imposed on highly compensated executives due to IRS contribution and compensation limits. In connection with the adoption of the Severance Plan, the Compensation Committee decided to credit participants with 24 years of service, regardless of actual years of service, to minimize certain income taxes that could be imposed under Section 280G of the Internal Revenue Code upon a separation from service. In the event a SERP participant voluntarily terminates employment without good reason, his or her credited years of service will revert to actual years of service as of the date of termination. Future participants in the plan, if any, will be credited with actual years of service.

The SERP benefit is equal to 2.5% of the executive’s Final Pay for each year of service through age 60 (up to a maximum of 24 years) plus 1% of Final Pay for each year of service after age 60 (up to a maximum of 5 years), for a total benefit equal to 65% of Final Pay. The Compensation Committee chose this plan design to provide competitive retirement benefits and to encourage service. The SERP was designed primarily to supplement benefits payable under the Pension Plan and, as such, it would be appropriate to measure SERP benefits using an actuarial formula (i.e., years of service and final pay) similar to that used under the Pension Plan. Accordingly, the SERP benefits are offset by any accrued benefits payable under the Pension Plan and 50% of the social security benefits received by the participant. For purposes of the SERP, “Final Pay” means the average of the three highest amounts of annual cash compensation actually paid to the Participant over the five years preceding the year in which the Participant’s Separation from Service occurs. For purposes of the foregoing, “cash compensation” means annual base salary plus any cash bonus or cash incentive compensation actually paid to the Participant as remuneration for services rendered to the Bank in a particular calendar year, and excludes imputed income, Bank contributions and any other income related to or benefit paid under any insurance policy, retirement plan or other employee benefit plan or arrangement.

The normal retirement SERP benefit is paid following Normal Retirement, which is defined as a Separation from Service (as defined in the SERP) after attaining age 60 and providing at least 10 years of service. Each participant is entitled to elect, upon initial participation, whether to receive the benefit in a single lump sum or in the form of a lifetime annuity, a 10-year guaranteed payment lifetime annuity, a 50% joint and survivor annuity, a 75% joint and survivor annuity, or a 100% joint and survivor annuity. Annuity payments will be made on a monthly basis and are subject to actuarial adjustments. Payments under a lifetime annuity will be determined based on the expected remaining number of years of life for the annuitant and actuarial tables as of the time the annuity begins. Payments under any form of annuity other than a lifetime annuity will be determined using the same actuarial equivalent assumptions used for the Pension Plan. If a participant fails to make an election, he or she will receive the benefit as a lifetime annuity.

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A participant vests in his or her accrued normal retirement SERP benefit upon 10 years of service, upon Normal Retirement, upon a Separation from Service due to Disability (as defined in the SERP), and upon the participant’s death. Upon a Separation from Service following a Change in Control (as defined in the SERP) and a subsequent Triggering Event (as defined in the SERP), a participant will vest in the greater of (i) 60% of Final Pay or (ii) his or her accrued normal retirement SERP benefit through the date of the Separation from Service.

Generally, the distribution of a participant’s SERP benefit will begin following the participant’s Normal Retirement. If the participant suffers a Separation from Service due to death or following a Disability, then the participant or his or her designated beneficiaries will receive a lump sum payment equal to the actuarial equivalent of his or her accrued SERP benefit. If the participant suffers a Separation from Service other than due to “Cause” (as defined in the SERP) after 10 years of service but prior to Normal Retirement, then he or she will receive the normal retirement SERP benefit that has accrued through the date of the Separation from Service at age 60, in the form elected. If the participant suffers a Separation from Service following a Change in Control and subsequent Triggering Event, then the distribution of his or her normal retirement SERP benefit that has accrued through the date of the Separation from Service will begin, in the form elected, once the participant reaches age 60. If the participant dies following the commencement of distributions but prior to the complete distribution of his or her vested and accrued SERP benefit, then distributions will be paid to his or her beneficiaries only if he or she chose a joint and survivor annuity form of distribution or a 10-year guaranteed payment lifetime annuity (and then only until the guaranteed payments have been made).

A participant will lose all SERP benefits if he or she is terminated for Cause (as defined in the SERP). In addition, each participant has agreed that the receipt of any SERP benefits is conditioned upon his or her (i) refraining from competing with the Corporation and its subsidiaries in their market areas for a period of three years following his or her Separation from Service, (ii) refraining from disclosing the Corporation’s confidential information following a Separation from Service, and (iii) remaining available to provide up to six hours of transition services per month for twelve months after his or her Separation from Service. Items (i) and (iii) do not apply, however, if the Separation from Service results from a Change in Control and subsequent Triggering Event. If a participant breaches any of these conditions, then he or she is obligated to return all SERP benefits paid to date plus interest on such benefits at the rate of 10% per year.

The amounts that could be paid to Mrs. Rodeheaver under the SERP upon a separation from service is shown below in the table contained in the section entitled “Benefits Upon a Separation from Service”.

Split Dollar Life Insurance Arrangements

The Bank purchased policies of bank owned life insurance (“BOLI”) in the aggregate amounts of $18 million in 2001, $2.3 million in 2004, $2.8 million in 2006, $10 million in 2009 and $5.5 million in 2015 to help offset the costs of providing benefits under all benefit plans and arrangements. The Bank is the sole owner of these BOLI policies, has all rights with respect to the cash surrender values of these BOLI policies, and is the sole death beneficiary under these BOLI policies.

Because the Compensation Committee believes that it is important to reward officers for their loyalty and service, the Corporation has agreed, pursuant to Endorsement Split Dollar Agreements, to assign a portion of the cash benefits payable under these BOLI policies to the executive officers’ named beneficiaries in the event they die while employed. Participation under the Split-Dollar Life Insurance arrangements can be terminated for any reason, at any time, by either the Bank or the covered officer. The Bank terminates each covered officer’s participation when his or her employment is terminated. The current death benefits payable to the beneficiaries of the named executive officers under these arrangements are shown below in the table contained in the section entitled “Benefits Upon a Separation from Service”.

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Deferred Compensation Plan

The Corporation’s directors and those executives selected by the Compensation Committee are permitted to participate in the Deferred Compensation Plan. Each of the named executive officers is entitled to participate. The Deferred Compensation Plan permits directors and executives to elect, each year, to defer receipt of up to 100% of their directors’ fees, salaries and bonuses, as applicable, to be earned in the following year. The deferred amounts are credited to an account maintained on behalf of the participant (a “Deferral Account”) and are deemed to be invested in certain investment options established from time to time by the Investment Committee of the Bank’s Trust Department. Additionally, the Corporation may make discretionary contributions for the benefit of a participant to an Employer Contribution Credit Account (the “Employer Account”), which will be deemed to be invested in the same manner as funds credited to the Deferral Account. Each Deferral Account and Employer Account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested, less any applicable expenses and taxes.

A participant is at all times 100% vested in his or her Deferral Account. The Corporation is permitted to set a vesting date or event for the Employer Account, and such date may be based on the performance by the participant of a specified number of completed years of service with the Corporation, may be based on the participant’s performance of specified service goals with respect to the Corporation, may be limited to only certain termination of employment events (e.g., involuntary termination, those following a change of control, etc.), or may be based on any other standard, at the Corporation’s sole and absolute discretion. Notwithstanding the foregoing, a participant will become 100% vested in his or her Employer Account if he or she terminates employment (or, in the case of a participant who is a non-employee director, terminates membership on the Board of Directors) because of death or Total and Permanent Disability (as defined in the Deferred Compensation Plan). Each participant will also become 100% vested in his or her Employer Account in the event of a Change in Control (as defined in the Plan).

Generally, a participant is entitled to choose, pursuant to an election form, the date on which his or her account balances are to be distributed, subject to any restrictions imposed by the Corporation and the trustee under the Rabbi Trust in their sole and absolute discretion and applicable law. If a participant fails to select a distribution date, then distributions will begin on or about the date of the participant’s termination of employment or director status with the Corporation. The participant may choose whether his or her account balances are to be distributed in one lump sum or in ten equal annual installments. If a participant fails to elect a payment date or the method of payment, then the account balances will be distributed in one lump sum following termination of employment. If distributions are made in installments, then the undistributed balance will continue to be deemed invested in the chosen investment options, and the accounts will be credited or debited accordingly, until all amounts are distributed.

If a participant dies or experiences a Total and Permanent Disability before terminating his or her employment or director status with the Corporation and before the commencement of payments, then the entire balance of the participant’s accounts will be paid to the participant or to his or her named beneficiaries, as applicable, as soon as practicable following death or Total and Permanent Disability. If a participant dies after the commencement of payments but before he or she has received all payments to which he or she is entitled, then the remaining payments will be paid to his or her designated beneficiaries in the manner in which such benefits were payable to the participant. Upon a Change in Control, the entire balance of a participant’s accounts will be paid in a single lump sum payment.

The Deferred Compensation Plan provides for limited distributions in the event of certain financial hardships.

On January 9, 2015, the Corporation entered into a participation agreement under the Deferred Compensation Plan, styled as a SERP Alternative Participation Agreement (the “Participation Agreement”), with each of Messrs. Fisher and Sanders pursuant to which the Corporation agreed, for each Plan Year (as defined in the Deferred Compensation Plan) in which it determines that it has been Profitable (as defined in the Participation Agreement), to make a discretionary contribution to the Employer Accounts of Messrs. Fishers and Sanders in an amount equal to 15% of their base salaries for such Plan Year, with the first Plan Year being the year ending December 31, 2015. Messrs. Fisher and Sanders received Employer Contribution Credits of $36,540 and $27,000, respectfully, for the 2015 Plan Year. For the 2016 Plan Year, Messrs. Fisher and Sanders received Employer Contribution Credits of $37,088 and $27,357, respectfully. The Participation Agreements provide that each of Messrs. Fisher and Sanders will become 100% vested in the amount maintained in his Employer Account upon the earliest to occur of the following events: (i) his Normal Retirement (as defined in the Participation Agreement); (ii) his Separation from Service (as defined in the Participation Agreement) following a Change of Control (as defined in the Deferred Compensation Plan) and subsequent Triggering Event (as defined in the Participation Agreement); (iii) his Separation from Service due to a Disability (as defined in the Participation Agreement); (iv) with respect to a particular award of Employer Contribution Credits, his completion of two consecutive Years of Service (as defined in the Participation Agreement) immediately following the Plan Year for which such award was made; or (v) his death. Notwithstanding the foregoing, however, Messrs. Sanders and Fisher will lose their entitlement to the amounts maintained in their Employer Account if they are terminated for Cause (as defined in the Participation Agreements). In addition, the Participation Agreement conditions their entitlement to the amounts held in their Employer Account on their (a) refraining from engaging in Competitive Employment (as defined in the Participation Agreements) for three years following their Separation from Service, (b) refraining from injurious disclosure of confidential information concerning the Corporation, and (c) remaining available, at the Corporation’s reasonable request, to provide at least six hours of transition services per month for 12 months following their Separation from Service (except in the case of death or Disability), except that only item (b) will apply in the event of a Separation from Service following a Change of Control and subsequent Triggering Event. In the event that Mr. Sanders or Mr. Fisher violates any of those conditions, then he will forfeit all then-unpaid amounts in his Employer Account and be obligated to reimburse the Corporation for all amounts theretofore paid to him, plus interest thereon at the rate of 10% per year.

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Benefits upon a Separation from Service

As noted above, the Corporation has entered into Severance Agreements with Mrs. Rodeheaver, Mr. Fisher and Mr. Sanders; however, the Corporation has not made any payments under the Severance Agreements to date.

The Corporation’s obligations under the Severance Agreements would be triggered if the participating executive officer’s employment were to be terminated by the Corporation without Cause (as defined in the Severance Agreement) or by the executive for Good Reason (as defined in the Severance Agreement) during the period commencing on the date that is 90 days before a Change in Control (as defined in the Severance Plan) and ending on the first anniversary of a Change in Control (the “Protection Period”). In such case, the executive officer would be entitled to receive a lump sum cash payment equal to two times his or her Final Pay (as defined in the Severance Agreement), the immediate vesting of all equity-based compensation awards that have been granted to the executive, continued coverage for 24 months under the Corporation’s group health and dental plan (or, if the executive is not eligible for such coverage, a monthly cash payment equal to the monthly premium for a similar policy), and outplacement services for up to 12 months.

Each of the Severance Agreements provides that the amount of all severance benefits described above, plus the amount of all benefits under any other plan or arrangement, the payment of which is deemed to be contingent upon a change in the ownership or effective control of the Corporation (as determined under Section 280G of the Code), may not exceed 2.99 times the participant’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the Change in Control occurs).

Each Severance Agreement has a one-year term, which automatically renews for additional one-year terms unless the Corporation provides the participant with six months’ prior notice of its intention not to renew the Severance Agreement, except that the Severance Agreement will automatically terminate at the expiration of the Protection Period.

The table that follows shows the estimated present value of benefits that could have been paid to the named executive officers as of December 31, 2016 under the Severance Plan, the SERP and the Split Dollar Life Insurance Arrangements upon a separation from service. As discussed above, subject to certain conditions, participants in the SERP are entitled to receive their vested benefits (offset by Pension Plan benefits, 50% of social security benefits and, in the case of death, benefits paid under the Split Dollar Life Insurance arrangements described above) if they suffer a separation from service other than for cause. No SERP benefits are payable if a participant’s separation from service was for cause. Except in the cases of a separation from service due to death or disability, the payment of SERP benefits does not commence until the later of normal retirement or attainment of age 60 for the SERP Plan.

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Benefits Payable Upon a Termination of Employment
Name	Reason for Termination	Severance Plan Cash Benefit ($)	Severance Plan Benefit Continuation ($)(1)(1)	Estimated SERP Benefit ($)(2)	Estimated Split-Dollar Benefit ($)	Total ($)
Mrs. Rodeheaver	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	657,326	30,731	529,932	-	1,217,989

	Death	-	-	504,932	25,000	529,932

	Voluntary termination without good reason	-	-	529,932	-	529,932

Mr. Fisher	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	600,000	30,731	-	-	630,731

	Death	-	-	-	25,000	25,000

	Voluntary termination without good reason	-	-		-	-

Mr. Sanders	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	360,000	34,624	-	-	394,624

	Death	-	-	-	25,000	25,000

	Voluntary termination without good reason	-	-	-	-	-

Notes:

(1)	Amounts reflect the value of two years’ continued coverage under the Corporation’s benefit plans. Such amounts are calculated at current rates and current cost sharing formulas, as future costs are unknown.
(2)	The SERP benefit payable to any named executive officer who terminates his or her employment without good reason is based on actual years of service rather than 24 years of credited service. Mrs. Rodeheaver has over 24 actual years of service. Mr. Fisher and Sanders are not participants in the SERP Plan.

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Role of Compensation Consultants

The Compensation Committee has the authority and resources necessary to engage independent consultants to provide assistance and direction with respect to executive compensation and benefits.

In 2016, the Compensation Committee directly engaged the compensation consulting firm Pearl Meyer & Partners (PM&P”) to conduct a thorough review of executive and director compensation as compared to peers and market. In addition, their engagement also provided advice and information to facilitate the Committee’s deliberations. PM&P was also purposed with: (i) confirming/validating the appropriateness of the Corporation’s executive and director compensation as compared to the market and the Corporation’s performance; (ii) providing a market-based framework for managing compensation and benefits prospectively; and (iii) providing feedback and guidance with respect to the Compensation Committee’s discussions about potential pay/benefit decisions and/or changes to the current compensation structure for 2016. In this current survey project, PM&P provided the Compensation Committee with a compensation survey of peer banks in Maryland, Pennsylvania, Virginia and West Virginia with assets of between one-half to two times the assets of the Corporation. The Compensation Committee has concluded that PM&P’s engagement did not raise any conflict of interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two fiscal years, the Bank has had banking transactions in the ordinary course of its business with certain Directors and officers of the Corporation and with their affiliates. These transactions were on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with person who are not related to the Bank.

In addition to the foregoing, Morgantown Printing & Binding, a corporation owned by Director H. Andrew Walls, III and a trust established for the benefit of his minor children, provides various printing services (marketing materials, account statements, and other routine items), document storage and warehouse services, and related services to the Corporation. Total fees paid by the Corporation to this corporation in 2016 and 2015 were $294,840 and $214,230, respectively. The Corporation has again retained Morgantown Printing & Binding to provide these services in 2017, for which it expects to pay approximately $250,000. Management believes that all of the foregoing transactions with this corporation are or will be on terms that are substantially similar to those that would be available if a person unrelated to the Corporation were to provide these services.

The Corporation and the Bank have adopted written policies and procedures to help ensure that the Corporation and the Bank comply with all legal requirements applicable to related party transactions. Among other policies and procedures, the Audit Committee of the Board of Directors must review and approve transactions with directors, executive officers and/or their respective related interests and submit such transactions to the full Board of Directors for approval. This review is intended to ensure compliance with Regulation O, which imposes requirements for extensions of credit to directors and executive officers, Sections 23A and 23B of the Federal Reserve Act, which governs transactions between the Bank and its affiliates, and Section 5-512 of the Financial Institutions Article of the Annotated Code of Maryland, which limits, and requires periodic review and approval of, extensions of credit to directors and executive officers.

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NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 2)

The Corporation is providing its shareholders with the opportunity, by casting a non-binding advisory vote, to approve or disapprove the compensation paid to its named executive officers for 2016, as discussed in this Proxy Statement pursuant to Item 402 of the SEC’s Regulation S-K (commonly referred to as the “Say-on-Pay Vote”). This advisory vote is required by Section 14A of the Exchange Act, but the frequency of the vote is at the discretion of the Board of Directors. At the 2015 annual meeting of shareholders, the shareholders recommended that the Say-on-Pay Vote be held on an annual basis, and that frequency was adopted by the Board of Directors.

The Corporation’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Corporation’s success in dynamic and competitive markets. The section of this Proxy Statement entitled “REMUNERATION OF EXECUTIVE OFFICERS” contains the information required by Item 402 of Regulation S-K with respect to the compensation paid to the named executive officers and discusses in detail the Corporation’s executive compensation program and the compensation that was earned by, awarded to or paid to the Corporation’s named executive officers for 2016.

At the 2017 Annual Meeting, shareholders will be asked to adopt the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of First United Corporation, as disclosed in its definitive proxy statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including in the section entitled “REMUNERATION OF EXECUTIVE OFFICERS”, is hereby approved.

Because this advisory vote relates to, and may impact, the Corporation’s executive compensation policies and practices, the Corporation’s executive officers, including its named executive officers, have an interest in the outcome of this vote.

Although the Board of Directors believes that it is important to seek the views of shareholders on the design and effectiveness of the Corporation’s executive compensation program, you should understand that your vote is advisory and, as a result, will not be binding upon the Board of Directors or its Compensation Committee, overrule any decision made by the Board of Directors or its Compensation Committee, or create or imply any additional fiduciary duty by the Board of Directors or its Compensation Committee. The Board and/or the Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors and its Compensation Committee believe that the Corporation’s compensation policies and procedures are reasonable in comparison both to the Corporation’s peer group and to the Corporation’s performance during 2016.

The Board of Directors unanimously recommends that shareholders vote FOR adoption of the foregoing non-binding advisory resolution.

RATIFICATION OF APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)

At the 2017 Annual Meeting, shareholders will also be asked to ratify the Audit Committee’s appointment of Baker Tilly to audit the books and accounts of the Corporation for the fiscal year ended December 31, 2017. Baker Tilly has served as the Corporation’s independent registered public accounting firm since October 1, 2014. Baker Tilly has advised the Corporation that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Corporation other than as independent public auditors. A representative of Baker Tilly is not expected to be present at the 2017 Annual Meeting of Shareholders.

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The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Corporation’s independent registered public accounting firm for 2017.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

AUDIT FEES AND SERVICES

The following table shows the fees paid or accrued by the Corporation in 2016 and 2015 for the audit and other services provided by Baker Tilly for those years:

	FY 2016	FY 2015
Audit Fees	$296,100	$276,135
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$296,100	$276,135

Audit Fees for 2016 and 2015 include fees associated with the annual audits, the reviews of the Corporation’s quarterly reports on Form 10-Q, and the attestation of management’s reports on internal control over financial reporting contained in the Annual Reports on Form 10-K for those years. Audit Fees for 2016 and 2015 also include fees associated with reviews of registration statements filed with the SEC by the Corporation.

The Audit Committee has reviewed summaries of the services provided by Baker Tilly and the related fees and has determined that the provision of non-audit services was compatible with maintaining the independence of Baker Tilly.

It is the Audit Committee’s policy to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the independent registered public accounting firm’s audit. All of the 2016 and 2015 services described above were pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Corporation’s executive officers and Directors, and persons who beneficially own more than 10% of the Corporation’s Common Stock, are required to file certain reports regarding their ownership of Common Stock with the SEC. Based solely on a review of copies of such reports furnished to the Corporation, or written representations that no reports were required, the Corporation believes that such persons timely filed all reports required to be filed by Section 16(a) during the year ended December 31, 2016.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

A shareholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the shareholders at, the 2018 Annual Meeting of Shareholders must submit such proposal in writing, including all supporting materials, to the Corporation at its principal office no later than November 27, 2017 (120 days before the date of mailing based on this year’s proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2018 Annual Meeting of Shareholders but does not seek inclusion of the proposal in the Corporation’s proxy statement for such meeting, then the Corporation must receive the proposal by February 10, 2018 (45 days before the date of mailing based on this year’s proxy statement date) for it to be considered timely received. If notice of a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

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OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By order of the Board of Directors

/s/ Tonya K. Sturm
TONYA K. STURM
Secretary

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First United
Corporation

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 18, 2017.

Vote by Internet

- Go to **www.envisionreports.com/FUNC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends you vote FOR ALL NOMINEES.

1. To vote on the election of the four (4) director nominees named below to serve as Class I Directors until the 2020 annual meeting.

	For	Withhold
01 - John F. Barr	☐	☐
02 - Brian R. Boal	☐	☐
03 - John W. McCullough	☐	☐
04 - Marisa A. Shockley	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

First United
Corporation

Proxy — First United Corporation

Notice of 2017 Annual Meeting of Shareholders

Wisp Resort
296 Marsh Hill Road
McHenry, MD 21541

The undersigned hereby appoints Heather M. Broadwater to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of First United Corporation to be held on Thursday, May 18, 2017, at 10:00 a.m. or at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THE PROXIES NAMED HEREIN INTEND TO VOTE THIS PROXY "FOR" EACH OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" IN PROPOSAL 2, "FOR" IN PROPOSAL 3, AND IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING PURSUANT TO PROPOSAL 4.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.